UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved adjustments to the Company’s existing compensation arrangements with Paul A. Ricci, the Company’s Chairman and CEO and Thomas L. Beaudoin, the Company’s Executive Vice President and Chief Financial Officer. The Committee has an annual practice of reviewing the prior year’s performance of each of its executive officers at the first board meeting of its fiscal year. After a complete review, the Committee approved the following actions:

•	Paul A. Ricci — increase in bonus opportunity from 100% of base salary to 150% of base salary.

•	Thomas L. Beaudoin — increase in bonus opportunity from 75% of base salary to 85% of base salary.

In addition to the above actions, the Committee also approved the issuance of two restricted stock awards totaling 1,500,000 shares to Paul A. Ricci, the Company’s Chairman and Chief Executive Officer. Of the 1,500,000 shares granted, 750,000 are performance based and will only vest over a three year period upon achievement of fiscal 2013, 2014 and 2015 performance objectives and the remaining 750,000 shares will time-vest in three equal installments on September 30, 2013, September 30, 2014 and September 30, 2015 subject to Mr. Ricci’s continued service relationship with the Company. The awards will be granted on December 17, 2012 which is the next company granting cycle.

The Committee also approved additional issuances of restricted stock awards to Mr. Beaudoin, Mr. Chambers, the Company’s President Worldwide Sales and Chief Marketing Officer, and Ms. Dillione, the Company’s Executive Vice President & GM of Healthcare Division, Mr. Bowden, the Company’s Executive Vice President, Corporate Strategy and Development and Mr. Nelson, the Company’s Executive Vice President of Worldwide Sales. The awards outlined below will be granted on December 17, 2012 which is the next company granting cycle. Details are as follows:

•

Thomas L. Beaudoin — two restricted stock awards totaling 100,000 shares. 50,000 time-vest over a 3-year vesting period with 100% vesting September 30, 2015. The remaining 50,000 shares are performance-based and will only vest upon achievement of fiscal 2015 targets.

•

Steven G. Chambers — two restricted stock awards totaling 250,000 shares. 125,000 time-vest, with 87,500 shares vesting on September 30, 2014 and 37,500 shares vesting on September 30, 2015. The remaining 125,000 shares are performance-based, with 87,500 shares vesting upon achievement of fiscal 2014 targets and 37,500 shares vesting upon achievement of fiscal 2015 targets.

•

Janet Dillione — two restricted stock awards totaling 125,000 shares. 62,500 time-vest, with 12,500 shares vesting on September 30, 2013, 37,500 shares vesting on September 30, 2014 and 12,500 shares vesting on September 30, 2015. The remaining 62,500 shares are performance-based with 12,500 shares vesting upon achievement of fiscal 2013 targets, 37,500 shares vesting upon achievement of fiscal 2014 targets and 12,500 vesting upon the achievement of fiscal 2015 targets.

•

A. Bruce Bowden — two restricted stock awards totaling 100,000 shares. 50,000 time-vest, with 5,000 shares vesting on September 30, 2013, 7,500 shares vesting on September 30, 2014 and 37,500 shares vesting on September 30, 2015. The remaining 50,000 shares are performance-based with 5,000 shares vesting upon achievement of fiscal 2013 targets, 7,500 shares vesting upon achievement of fiscal 2014 targets and 37,500 vesting upon the achievement of fiscal 2015 targets

•

William Nelson — two restricted stock awards totaling 75,000 shares. 37,500 time-vest, with 12,500 shares vesting on September 30, 2014 and 25,000 shares vesting on September 30, 2015. The remaining 37,500 shares are performance-based with 12,500 shares vesting upon achievement of fiscal 2014 targets and 37,500 vesting upon the achievement of fiscal 2015 targets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: December 13, 2012	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer